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                                                                     Exhibit  23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Files No. 33-49805 and No. 333-52690) of Rochester Gas and Electric Corporation and in the Registration Statement on Form S-8
(File No. 333-22139) of RGS Energy Group, Inc. of our report dated February 1, 2001 relating to the financial statements and financial statement schedule of RGS Energy Group, Inc. and of Rochester Gas and Electric Corporation, which appears in the Rochester Gas and Electric Corporation Annual Report on Form 10-K for the year ended December 31, 2000




Rochester, New York
February 13, 2001